                                                            Exhibit 21.01

                            BROOKS AUTOMATION, INC.

                         Subsidiaries of the Registrant
                         ------------------------------


Name                                                             Jurisdiction
-----------------------------------------------------            ------------

Brooks Automation International                                  Barbados

Brooks Automation K.K.                                           Japan

Brooks Automation Massachusetts Securities Corporation           Massachusetts

Brooks Automation, Ltd.                                          United Kingdom

Brooks Automation (Canada) Corp.                                 Canada